EXHIBIT 10.23

WORKING CAPITAL LOAN AGREEMENT

This Working Capital Loan Agreement (this “Agreement”) is made and entered into as of June 4, 2026 (the “Effective Date”), by and between:

LENDER

Yi Wang, an individual (the “Lender”);

and

BORROWER

Goodvision Inc. (Company No. 4323547), a company incorporated under the laws of the State of California, with its registered address at 4430 Bush Circle, Fremont, California 94538, United States (the “Borrower”).

The Lender and the Borrower are each referred to herein as a “Party” and collectively as the “Parties.”

1. Background

1.1 The Borrower is engaged in AI technology services and related commercial operations.

1.2 The Lender is the Director and Founder of the Borrower.

1.3 The Lender agrees to provide short-term working capital support to the Borrower, and the Borrower agrees to accept such Loan under the terms set forth herein.

2. Loan Amount

The Lender agrees to lend to the Borrower the principal amount of:

US$500,000 (Five Hundred Thousand United States Dollars) (the “Loan”).

3. Purpose of the Loan

The Borrower shall use the Loan solely for working capital purposes in connection with its business operations, including but not limited to:

(a) payments to upstream suppliers;

(b) procurement of technology products or services;

(c) operational expenses relating to the Borrower’s AI technology business; and

(d) reasonable expenses incurred in connection with the Borrower’s business operations.

The Borrower shall not use the Loan for any unlawful purpose.

4. Disbursement

The Loan shall be transferred by the Lender to the bank account designated in writing by the Borrower.

The specific bank account information of the Borrower has been omitted from this exhibit.

The payment reference may state “Working Capital Loan.”

5. Loan Term

The term of the Loan shall be six (6) months from the date the Loan is disbursed.

The Parties may mutually agree in writing to extend the Loan term.

6. Interest

The Loan shall bear interest at a rate of 0% per annum, calculated on a simple interest basis.

7. Repayment

7.1 The Borrower shall repay the Loan together with any accrued interest on or before the maturity date.

7.2 Repayment shall be made to the bank account designated by the Lender.

7.3 The Borrower may prepay the Loan, in whole or in part, at any time without penalty.

8. Source of Repayment

The Parties acknowledge that the Loan is provided as short-term working capital support for the Borrower’s business operations.

The Borrower intends to repay the Loan primarily from operational revenues generated from its business activities, including payments received from customers in connection with the Borrower’s AI technology services and related commercial operations.

Nothing in this Section shall be construed as limiting the Borrower’s ability to repay the Loan from any lawful source of funds available to it.

9. Representations and Warranties

Each Party represents and warrants that:

(a) it has full authority and capacity to enter into and perform this Agreement; and

(b) the execution and performance of this Agreement do not violate any applicable laws or contractual obligations.

10. Compliance with Laws

Each Party shall comply with all applicable laws and regulations in connection with this Agreement, including, without limitation, anti-money laundering, anti-corruption, and sanctions regulations.

The Loan shall not be used for any activity that would violate applicable sanctions laws.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

12. Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly consultation between the Parties.

If such consultation fails, the dispute shall be submitted to the Hong Kong International Arbitration Centre (HKIAC)for arbitration in accordance with its rules then in force.

13. Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the Loan and supersedes all prior agreements or understandings relating to the subject matter hereof.

14. Amendments

This Agreement may only be amended or modified by a written agreement signed by both Parties.

15. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Electronic signatures shall have the same legal effect as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

LENDER

Yi Wang

By:	/s/ Yi Wang
Name:	Yi Wang
Date:	June 4, 2026

BORROWER

Goodvision Inc.

By:	/s/ Yi Wang
Name:	Yi Wang
Title:	Director
Date:	June 4, 2026